Exhibit 10.24

EXECUTION COPY

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment No. 2”) dated as of March 3, 2008 among AMBAC FINANCIAL GROUP, INC. and AMBAC ASSURANCE CORPORATION (collectively the “Borrowers” and each a “Borrower”), the Lenders executing this Amendment No. 2 and CITIBANK, N.A., in its capacity as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”).

The Borrowers, the Lenders party thereto (including the Lenders executing this Amendment No. 2) and the Administrative Agent are parties to a First Amended and Restated Revolving Credit Agreement dated as of July 30, 2007 (as amended by Amendment No. 1 thereto and as amended, supplemented and otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”).

The Borrowers and the Lenders party hereto wish now to amend the Credit Agreement in certain respects, and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Asset Dispositions. Section 5.02(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(c) Asset Dispositions. It will not, and will not permit any of its Material Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its property, revenues or assets (including accounts receivable and capital stock of any of its Material Subsidiaries) to any Person (any of the foregoing, an “Asset Disposition”); provided, however, that (X) each Borrower and its Material Subsidiaries may consummate (i) Asset Dispositions in the ordinary course of their business and (ii) any Asset Disposition, to the extent that immediately after giving effect to such Asset Disposition, the aggregate fair market value (determined at the time of the applicable transactions) of all assets subject to Asset Dispositions (other than those described in clause (i) consummated by the Borrowers and their respective Subsidiaries in such fiscal year) and consummated in such fiscal year, would not exceed 25% of the stockholders’ equity of Ambac Financial and its Subsidiaries, on a Consolidated basis (excluding unrealized gains on investments and unrealized losses on investments), at the end of the next preceding fiscal year and (Y) this Section 5.02(c) shall not prohibit Ambac Financial from contributing to Ambac Assurance all or any part of the proceeds of one or more issuances of equity or other securities by Ambac Financial so long as any such issuance shall have been consummated by Ambac Financial on or before the date that is 75 days after the date of Amendment No. 2 hereto.”

AMENDMENT NO. 2

Section 3. Representations and Warranties. Each Borrower represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its Subsidiaries, that (a) except, for purposes of the last sentence of Section 4.01(e) of the Credit Agreement and Section 4.01(f) of the Credit Agreement, as described in Ambac Financial Group, Inc.’s Form 10-K for the fiscal year ended December 31, 2007 (as filed with the Securities and Exchange Commission on February 29, 2008), the representations and warranties set forth in Article IV of the Credit Agreement (after giving effect to the amendments contemplated herein) are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article IV to “this Agreement” included reference to this Amendment No. 2 (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent.

(a) General. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(i) Execution. The Administrative Agent shall have received counterparts of this Amendment No. 2 executed by the Borrowers, the Administrative Agent and the Lenders party to the Credit Agreement constituting the Required Lenders.

(ii) Amendment Fee. The Administrative Agent shall have received for the account of each Lender that, not later than 6:00 p.m. New York City time on March 3, 2008 (the “Final Consent Time”), shall have executed a counterpart of this Amendment No. 2 and delivered the same to the Administrative Agent, an amendment fee in an amount that shall have been agreed among the Borrowers and the Administrative Agent.

(iii) Expenses. The Borrowers shall have paid in full the costs, expenses and fees as set forth in Section 8.04(a) of the Credit Agreement.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

AMENDMENT NO. 2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.

AMBAC FINANCIAL GROUP, INC.

By	/s/ David Trick
Name:	David Trick
Title:	Managing Director and Treasurer

AMBAC ASSURANCE CORPORATION

By	/s/ David Trick
Name:	David Trick
Title:	Managing Director and Treasurer

CITIBANK, N.A., as Administrative Agent

By	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Director

AMENDMENT NO. 2

LENDERS

CITIBANK, N.A.

By	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Director

AMENDMENT NO. 2

LENDERS

The Bank of New York

By	/s/ Lizanne T. Eberle
Name:	Lizanne T. Eberle
Title:	Managing Director

AMENDMENT NO. 2

LENDERS

KeyBank National Association

By	/s/ Mary K. Young
Name:	Mary K. Young
Title:	Senior Vice President

AMENDMENT NO. 2

HSBC Bank USA, National Association

By	/s/ Lawrence Karp
Name:	Lawrence Karp
Title:	Senior Vice President

AMENDMENT NO. 2

LENDERS

MERRILL LYNCH BANK USA

By	/s/ Louis Alder
Name:	Louis Alder
Title:	First Vice President

AMENDMENT NO. 2